Exhibit 99.1

Press Release

Dollarama Group L.P. to Report

Third Quarter Fiscal 2008 Results

MONTREAL, December 17, 2007 – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will report its financial results for third quarter ended November 4, 2007 on Wednesday, December 19, 2007.

Dollarama Group L.P.’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for investors on Thursday, December 20, 2007 at 3:00 p.m. EST to discuss the company’s results. To participate in the call, please dial (514) 868-1042 or (866) 862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through Thursday, December 27, 2007. To access the replay, please dial (514) 861-2272 or (800) 408-3053, then the access number 3246371#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 505 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

514-737-7080 ext. 238

robert.coallier@dollarama.com

Alex Stanton

Stanton Crenshaw Communications

(212)780-1900

alex@stantoncrenshaw.com